SCHEDULE 14A INFORMATION

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☒ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
☐ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

LIPID SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ACQUISITION
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
MANAGEMENT
Summary Compensation Table
Option Grants in Fiscal Year 2001
Option Values As of December 31, 2001
Report of the Compensation Committee of the Board
Report of the Audit Committee
PERFORMANCE GRAPHS
PROPOSAL TWO REINCORPORATION OF THE COMPANY IN DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS
PROPOSAL THREE THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
2001 ANNUAL REPORT
Appendix A
Proposed Agreement and Plan of Merger
RECITALS:
I. MERGER
II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
III. MANNER OF CONVERSION OF STOCK
IV. GENERAL
CERTIFICATE OF INCORPORATION
BYLAWS
ARTICLE I. Stockholders
ARTICLE II. Board of Directors
ARTICLE III. Committees
ARTICLE IV. Officers
ARTICLE V. Stock
ARTICLE VI. Notices
ARTICLE VII. Miscellaneous
ARTICLE VIII. Indemnification of Directors and Officers
ARTICLE IX. Amendments

May      , 2002

To our Shareholders:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Lipid Sciences, Inc. (the “Company”) to be held at Sheraton Four Points Hotel, 5115 Hopyard Road, Pleasanton, California, on Tuesday, June 18, 2002 at 10:00 a.m., Pacific Daylight Savings Time. Enclosed are a notice to shareholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting.

      At the Annual Meeting, you will be asked to (i) elect three persons to serve as the Class B directors until their successors are duly elected and qualified directors of the Company, (ii) approve the reincorporation of the Company from Arizona to Delaware, (iii) ratify the Board of Directors’ appointment of Deloitte & Touche LLP as independent auditors for the 2002 fiscal year, and (iv) act on such other business as may properly come before the meeting or any adjournment thereof.

      Included with the Proxy Statement is a copy of the Company’s annual report to shareholders. We encourage you to read the annual report. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

      Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely,

Phil Radlick, Ph.D.
President and Chief Executive Officer

RETURN ENCLOSED PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

7068 Koll Center Parkway, Suite 401 — Pleasanton, CA 94566 — Tel 925-249-4000 — Fax 925-249-4040

May      , 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2002

To our Shareholders:

      The Annual Meeting of Shareholders of Lipid Sciences, Inc., an Arizona corporation (the “Company”), will be held on Tuesday, June 18, 2002 at 10:00 a.m., Pacific Daylight Savings Time, at Sheraton Four Points Hotel, 5115 Hopyard Road, Pleasanton, California, for the purpose of considering and voting upon the following matters:

1. To elect three persons to serve as Class B directors until their successors are duly elected and qualified;

2. To approve the reincorporation of the Company from Arizona to Delaware;

3. To ratify the Board of Directors’ appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2002 fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

      Only shareholders of record at the close of business on May 6, 2002 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

      All shareholders eligible to vote at the annual meeting are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

By Order of the Board of Directors,

Phil Radlick, Ph.D.
President and Chief Executive Officer

Pleasanton, California

May      , 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

Lipid Sciences, Inc.

7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

       The enclosed proxy is solicited on behalf of the Board of Directors of Lipid Sciences, Inc. (the “Board”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 18, 2002 at 10:00 a.m., Pacific Daylight Savings Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Sheraton Four Points Hotel, 5115 Hopyard Road, Pleasanton, California. The telephone number at that address is (925) 460-8800.

      The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 2002 to all shareholders entitled to vote at the Annual Meeting.

ACQUISITION

      On November 29, 2001, Lipid Sciences, Inc., a Delaware corporation, merged with and into NZ Corporation, an Arizona corporation. In connection with the merger, NZ Corporation changed its name to Lipid Sciences, Inc. Because the merger was treated as a reverse acquisition, Lipid Sciences, Inc., a Delaware corporation, was considered the acquiror for accounting and financial reporting purposes. In this proxy statement, unless the context otherwise requires, the current company, Lipid Sciences, Inc., an Arizona corporation, is referred to as “we,” “the Company” or “Lipid Sciences” with respect to periods of time from the effective date of the merger to the date of this proxy statement; the merged company, Lipid Sciences, Inc., a Delaware corporation, is referred to as “we,” “the Company” or “Lipid Sciences” with respect to periods prior to the effective date of the merger; and NZ Corporation, with respect to periods prior to the effective date of the merger, is referred to as “NZ.” In connection with the merger, Lipid Sciences shareholders received 1.55902 shares of our common stock for each share of Lipid Sciences common stock they held at the time the merger was completed. After the transaction, the Lipid Sciences shareholders owned approximately 75% of the then outstanding stock of the Company and the NZ shareholders owned the remaining shares of the Company’s common stock. All share numbers, purchase prices per share, and exercise prices relating to our securities are shown on a post-merger basis after adjusting such numbers and prices to reflect the exchange ratio in the merger.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

      Shareholders of record at the close of business on May 6, 2002 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date,                               shares of the Company’s Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

      Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at the address for the Company indicated above, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. The proxy holders in their discretion may cumulate votes for the election of directors. On all other matters each holder of record of shares of Common Stock outstanding on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting.

      Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such service. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Quorum, Abstentions, and Broker Nonvotes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. If shares are held in “street name” through a broker or other nominee, if the broker or nominee does not have discretion to vote your shares on a particular proposal and you do not give the broker or nominee specific instructions on how to vote your shares, the votes will be “broker nonvotes,” which will be included in the determination of shares present for quorum purposes. Abstentions and broker nonvotes will have the effect of a vote AGAINST Proposal 2, but will not have any effect on the vote for any other matter to be considered at the Annual Meeting.

Failure to Vote for Matter on Proxy

      If the enclosed proxy card is properly signed and returned prior to the Annual Meeting without instructions on how to vote, the shares represented by such proxy will be voted FOR the director nominees listed on the proxy card, FOR the reincorporation of the Company as a Delaware corporation, and FOR the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2002 fiscal year. With respect to the election of directors, the enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

Additional Matters at the Annual Meeting

      The Company knows of no other matters that may properly be, or are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      The Board of Directors is currently divided into two classes with terms that expire at successive annual meetings. Unless Proposal Two regarding the reincorporation of the Company is approved, three directors will be elected at the Annual Meeting as Class B directors to serve for a two-year term expiring at the Company’s annual meeting in 2004 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement.

      The Company expects each nominee for election as a director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies will be voted in favor of the remainder of those nominated.

      The Board has nominated Bill E. Cham, Ph.D., Frank M. Placenti, and Gary S. Roubin, M.D., Ph.D. to be elected at the Annual Meeting as Class B directors whose terms will expire in 2004. All of the nominees are presently directors of the Company.

      Below, the principal occupation and certain other information are set forth regarding such nominees and the other directors whose terms of office will continue after the Annual Meeting. Information about the share ownership of the nominees and other directors can be found on page 8.

Required Vote

      Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select.

      Directors will be elected by a plurality of the votes cast. Abstentations and broker nonvotes have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS

THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE

The Board of Directors

      The names of and certain other information regarding the directors and the nominees are set forth in the table below. If Proposal Two regarding reincorporation of the Company is approved, the classes and terms of the directors will be changed as described in Proposal Two.

Name	Age	Position with the Company

Phil Radlick, Ph.D.(A)(1)	64	President, Chief Executive Officer and Director
Christopher A. Marlett(A)(1)	37	Chairman of the Board
Bill E. Cham, Ph.D.(B)	57	Director
William A. Pope(A)(2)	46	Director
Frank M. Placenti(B)(1)(2)(3)	48	Director
Gary S. Roubin, M.D., Ph.D.(B)(2)(3)	54	Director

(A)	Class A director, term of office as a director will continue until the annual meeting of shareholders to be held in 2003 or until his successor is duly elected and qualified.

(B)	Nominated as Class B director, term of office as a director will continue until the annual meeting of shareholders to be held in 2004 or until his successor is duly elected and qualified.

(1)	Current member of the Nominating and Corporate Governance Committee.

(2)	Current member of the Audit Committee.

(3)	Current member of the Compensation Committee.

      Sun NZ, L.L.C., a large shareholder of the Company, has the right to nominate one-third of the Company’s directors if our entire Board of Directors consists of nine or more persons or two directors if our entire Board of Directors consists of eight or fewer persons, subject to reduction or elimination of those rights if Sun NZ fails to meet minimum shareholding requirements. Mr. Pope, a director of the Company, is the president and a director of the managing member of Sun NZ. Messrs. Pope and Placenti represent Sun NZ’s nominations to our Board of Directors.

The Directors

      With the exception of Mr. Pope, all of our directors were initially elected and became directors of the Company on November 29, 2001.

      Phil Radlick, Ph.D. Dr. Radlick became President, Chief Executive Officer and Director of Lipid Sciences in June 2000. Dr. Radlick has extensive experience in commercializing devices in the cardiovascular field. From 1994 to June 2000, Dr. Radlick served as President and Chief Executive Officer of Cardima, Inc. Dr. Radlick presently serves as a member of the board of directors of Cardima, Inc. From 1992 to 1994, he served as President and Chief Executive Officer of Hepatix, Inc. (currently VitaGen, Incorporated), a start-up extracorporeal liver assist device company. Prior to that, from 1985 to 1992 he was President of Edwards Laboratories, a division of Baxter Healthcare Corporation. Dr. Radlick holds a Bachelor of Science in Chemistry and a Ph.D. in Organic Chemistry, both from the University of California, Los Angeles.

      Christopher A. Marlett. Mr. Marlett has been the Chairman of the Board since 1999 and was a co-founder of Lipid Sciences. He also is a co-founder and managing partner of MDB Capital Group, LLC, an investment-banking firm formed in December 1996. MDB Capital Group is an NASD member, and a broker-dealer that specializes in financing growth-oriented companies. Prior to forming MDB Capital Group, Mr. Marlett was employed as Managing Director by Laidlaw Equities from May of 1995 to December of 1997 where he was in charge of Laidlaw’s West Coast investment banking activities. From March 1991 to May 1995, Mr. Marlett was affiliated with Drake Capital Securities, Inc. where he formed a division called Marlett/ Mazzarella and directed investment banking activities of the division. Mr. Marlett is also Chairman and Chief Executive Officer of Orion Acquisition Corp. II, a publicly traded company. Mr. Marlett holds a Bachelor of Science in Business Administration from the University of Southern California.

      Bill E. Cham, Ph.D. Dr. Cham has been a director since 1999 was a co-founder of Lipid Sciences. He is the founder of the Curacel Institute of Medical Research and has served as its Director of Scientific Research since 1996. From 1969 through 1996, Dr. Cham served as the Principal Research Fellow at the University of Queensland in Brisbane, Australia. His principal research focus was in the area of lipoprotein metabolism. Dr. Cham received a degree in Chemistry from the University of Delft in the Netherlands in 1967. He also received a degree in Biochemistry from the University of Queensland in 1975 and a Ph.D. in Medicine in 1982 also from the University of Queensland.

      William A. Pope. Mr. Pope served as a director of NZ since 1995 and has served as a director of Lipid Sciences since the merger with NZ in November of 2001. Mr. Pope served as President and Chief Executive Officer of NZ from June 1994 until November 1997. Since 1993, Mr. Pope has served as President and Chief Executive Officer of SunChase Holdings, Inc. and its affiliated companies. Prior to 1993, Mr. Pope served as Executive Vice President and Chief Operating Officer of SunChase Holdings, Inc. and its affiliated companies. SunChase Holdings, Inc. is engaged in the business of acquiring, developing, managing, and marketing residential and commercial properties in the United States and wood products, fiber optic cable, and computer software in the United States and abroad. Mr. Pope also is the president and a director of the managing member of Sun NZ, L.L.C., a large shareholder of the Company.

      Frank M. Placenti. Mr. Placenti has served as a director since 2001. Mr. Placenti has been a partner in the international law firm of Bryan Cave LLP since March 1997, where he heads the firm’s Phoenix Corporate and Securities Practice and serves as a member of the firm’s Operating Group responsible for firmwide marketing and client development. Bryan Cave LLP represented NZ and Sun NZ in connection with the merger. Prior to that time, Mr. Placenti was partner in the law firm of Brown and Bain, P.C., from April 1994 to March 1997. His practice emphasizes the representation of public companies in mergers, acquisitions, financings and corporate governance matters.

      Gary S. Roubin, M.D., Ph.D. Dr. Roubin has served as a director since 2000. Since 1997, Dr. Roubin has been the Chief of Endovascular Services at Lenox Hill Hospital in New York. From November 1989 to October 1997, he was Professor of Medicine and Radiology and Director of the Cardiac Catheterization Laboratories and Intervention Cardiology Section at the University of Alabama at Birmingham Hospital. He is a Fellow of the Royal Australian College of Physicians, the American College of Cardiology, the Council on Clinical Cardiology of the American Heart Association, the Society for Cardiac Angiography and Intervention, Society for Vascular Medicine and Biology, and the International Society of Endovascular Specialists. Dr. Roubin attended medical school at the University of Queensland where he completed his degree in 1975. He received a Ph.D. in Cardiovascular Physiology from Sydney University in 1983. In 1995, he was awarded a Doctorate in Medicine from the University of Queensland for his basis and clinical research in the development of coronary stenting.

Board Meetings and Committees

      During 2001, before the merger, NZ’s Board of Directors held four meetings and Lipid Sciences’ Board of Directors held two meetings. During 2001, after the merger, the Company’s Board of Directors held one meeting. During this period, each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served. The Company has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

      The current members of the Company’s Audit Committee are Mr. Pope, Mr. Placenti and Dr. Roubin. The principal functions of the Audit Committee are to recommend engagement of the Company’s independent auditors, to consult with the Company’s auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s financial control procedures and personnel. NZ’s Audit Committee held four meetings during 2001 prior to the merger. Lipid Sciences did not have an audit committee prior to the merger. The Company’s Audit Committee did not meet in 2001 after the merger. The Board has determined that members Mr. Placenti and Dr. Roubin of the Audit Committee are “independent directors” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The Board of Directors has determined that Mr. Pope is not an “independent director” because he is the president and a director of the managing member of Sun NZ, L.L.C., a significant shareholder of the Company. The Board of Directors determined that Mr. Pope’s membership on the Audit Committee is required by the best interests of the Company and its shareholders because of Mr. Pope’s financial sophistication and experience as a chief executive officer.

      The current members of the Compensation Committee are Mr. Placenti and Dr. Roubin. The Compensation Committee determines compensation and benefits for the Company’s executive officers. NZ’s Compensation Committee did not meet in 2001 before the merger. None of the members of NZ’s Compensation Committee are currently directors of the Company. Lipid Sciences did not have a compensation committee prior to the merger. The Company’s Compensation Committee did not meet in 2001 after the merger. Compensation levels for the Company’s executive officers were determined prior to the merger.

      The members of the Nominating and Corporate Governance Committee currently are Dr. Radlick, Mr. Marlett and Mr. Placenti. The Nominating Committee reviews potential candidates for service on the Board. The Nominating and Corporate Governance Committee did not hold any meetings during 2001. All of the nominees for election as directors are presently directors of the Company and were nominated for re-election by the Board. Any shareholder who wishes to recommend a prospective board nominee for the committee to consider can write to the Nominating and Corporate Governance Committee, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566.

Compensation of Directors

      The directors of NZ and our directors after the completion of the merger with NZ were reimbursed for expenses incurred while attending meetings and were paid the following compensation in 2001.

     Director Fees:

Annual retainer:	$6,000
Board meetings:	$700 for each meeting attended
Other committee meetings:	$500 for each meeting attended, payable only to non-employee directors
Telephone meetings:	$300 for each meeting attended, payable only to non-employee directors

      In addition, members of a special committee formed to consider, analyze and negotiate the merger transaction with Lipid Sciences received a stipend for service on the special committee in the amount of $1,000 per month, except the Chairman of the special committee received $1,250 per month.

      Our Board of Directors has revised the compensation that will be paid to directors in 2002. Only non-employee directors will receive compensation for service on our Board of Directors. Each non-employee director has been granted an option to purchase 80,000 shares of our common stock. One-third of the shares will be immediately vested, another one-third will vest as of January 1, 2003 and the remaining one-third will vest as of January 1, 2004, subject to automatic acceleration of vesting if the director is not reelected to our Board of Directors at any time prior to January 1, 2004. In addition, each non-employee director will receive an annual retainer of $18,000, paid on a monthly basis and $1,500 for each Board meeting attended. Directors who serve on committees of our Board of Directors will be paid $1,000 for each committee meeting attended.

MANAGEMENT

Executive Officers

      Our executive officers, and their ages as of March 31, 2002, are as follows:

Name	Age	Position

Phil Radlick, Ph.D.(A)(3)	64	President, Chief Executive Officer and Director
Barry D. Michaels	51	Chief Financial Officer
Marc Bellotti	50	Vice President — Product Development
Jo-Ann B. Maltais, Ph.D.	53	Vice President — Scientific Affairs
Dale L. Richardson	46	Vice President — Sales and Marketing
Susan A. Capello	42	Vice President — Intellectual Property
Jan Johansson, M.D., Ph.D.	48	Vice President — Clinical Research and Development
Hana Berger Moran, Ph.D.	56	Vice President — Regulatory Affairs

      Dr. Radlick’s biographical information appears on page 3.

      Barry D. Michaels. Mr. Michaels became Chief Financial Officer in May 2001. Mr. Michaels joined Lipid Sciences from Sulzer IntraTherapeutics, Inc., a leading manufacturer of stents for the peripheral vascular market, where he served as Chief Financial Officer from March 2000 to May 2001. Prior to IntraTherapeutics, Mr. Michaels headed his own management consulting firm from July 1997 through March 2000, providing financial and strategic consulting services to developmental-stage medical device companies. From June 1993 through July 1997, Mr. Michaels served as Chief Financial Officer of Cordis Webster, Inc. Mr. Michaels served as interim President of Cordis Webster following its acquisition by Johnson & Johnson. Prior to Mr. Michaels’ experience as a Chief Financial Officer, he served most notably as Vice President and Corporate Controller of Medtronic, Inc., which is a leading medical technology company. Prior to that he served as Vice President and Controller of the Parenteral Products Group of Baxter Healthcare Corporation. Mr. Michaels received his Master of Business Administration (finance) from San Diego State University, and is a graduate of the Anderson School Executive Program, University of California, Los Angeles.

      Marc Bellotti. Mr. Bellotti became Vice President — Product Development in July 2001. Prior to joining Lipid Sciences, he was employed by Baxter Healthcare Corporation for 25 years. His most recent positions were Director of Product Development for Rapid Prototyping and Fabrication-Advanced Design Center and, prior to that, for the Renal Division. He received his Master of Engineering in Biomedical Engineering and his Bachelor of Science in Biomedical Engineering from the Rensselaer Polytechnic Institute.

      Jo-Ann Maltais, Ph.D. Dr. Maltais became Vice President — Scientific Affairs in August 2000. Dr. Maltais has over 17 years of experience in research and product development, clinical trials, quality assurance and regulatory affairs, sales and marketing support and customer support of extracorporeal medical devices. From 1990 to 2000, she served in various executive positions for Gambro AG and its subsidiaries, most recently as the Head of Scientific Affairs for Gambro Healthcare, Inc. Gambro AG is a world leader in the kidney dialysis industry. Prior to Gambro, Dr. Maltais served as Manager, Corporate Microbiology for Minntech Corporation from 1984 to 1990. Minntech is a manufacturer of dialysis products. From 1979 to 1983, Dr. Maltais worked for the FDA. Dr. Maltais has a Bachelor of Science in Biology and Chemistry from Long Island University and a Ph.D. in Microbiology from the University of New Hampshire and a Postdoctoral Fellowship at the University of Minnesota. She is the author of several scientific papers and inventor on eight patents.

      Dale L. Richardson. Mr. Richardson became Vice President — Sales and Marketing in August 2000. From 1996 to 2000, he was with Fresenius AG, one of the world leaders in kidney dialysis and apheresis, spending his last two years there as President/ Chief Operating Officer of Fresenius Hemotechnology, Inc. Fresenius Hemotechnology focused on a novel technology for rheumatoid arthritis, apheresis, autotransfusion, and blood banking products. For the two years prior to Fresenius, Mr. Richardson was Senior Vice President, Marketing and Sales for McKesson Corporation, managing two divisions of the world’s largest drug distribution company. Mr. Richardson began his medical career with Davol, Inc., a subsidiary of C.R. Bard, Inc., in 1981 working up from sales representative to Vice President — Sales over a ten-year period. He then managed International Marketing, followed by worldwide Sales and Marketing responsibility and finally was promoted to Vice President, Blood Management Products. Mr. Richardson received his Bachelor of Science in Business Administration from California State University, Hayward and his MBA from West Coast University in Los Angeles.

      Susan A. Capello. Ms. Capello became Vice President — Intellectual Property in December 2000. Prior to joining Lipid Sciences, she was employed as Senior Patent Attorney at Becton, Dickinson and Company for seven years. Ms. Capello was responsible for handling all aspects of intellectual property for Becton, Dickinson’s BD Biosciences business. From 1983 to 1988, Ms. Capello worked in research capacities with Hoffman-LaRoche, Inc. and the Rorer Group, Inc. Ms. Capello graduated from West Chester University of Pennsylvania with a Bachelor of Science in Chemistry/ Biology and Business Administration and received her Juris Doctor from Pace University School of Law.

      Jan Johansson, M.D., Ph.D. Dr. Johansson became Vice President — Clinical Research and Development of Lipid Sciences in September 2001. In June 1998, Dr. Johansson co-founded Esperion Therapeutics, Inc., a developer of pharmaceutical products for the treatment of cardiovascular disease. Dr. Johansson served as Senior Clinical Research Fellow of Esperion from October 2000 to August 2001, Vice President of Clinical Affairs from May 1999 to October 2000, and consultant from June 1998 to May 1999. From 1987 to 1998, Dr. Johansson directed research and multinational clinical trials focused on abnormalities in lipid metabolism and atherosclerosis at the Institute of Medicine at the Karolinska Hospital in Stockholm, where he also served as associate professor since 1995. Dr. Johansson served as medical advisor to Pharmacia & Upjohn, Inc. in the area of atherosclerosis from 1995 to 1997. Dr. Johansson received his M.D. and Ph.D. from the Karolinska Institute.

      Hana Berger Moran, Ph.D. Dr. Moran became Vice President — Regulatory Affairs of Lipid Sciences in March 2002. Dr. Moran joined Lipid Sciences from BioMedicines, Inc. where she served as Vice President, Chemical Development and Manufacturing from September 1999 to February 2002. BioMedicines is a biopharmaceutical company focused on developing first line therapies for the treatment of cancer and infectious diseases. From 1994 to 1999, she served as Vice President and Senior Vice President, Regulatory Affairs and Quality Assurance for SangStat Medical Corporation. SangStat is a biotechnology company focused on immunology and is working to discover, develop and market high value therapeutic products in the autoimmune, hematology/ oncology and immunosuppression areas. Dr. Moran has a Master of Science in Chemical Engineering from Slovak Technical University and a Ph.D. in Organic Chemistry from Weizmann Institute of Science.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002 (i) by each of our directors, (ii) by each of our executive officers named in the Summary Compensation Table on page 10, (iii) by all directors and executive officers as a group, and (iv) by each person who is known by us to own beneficially more than 5% of our common stock.

			Percent of
	Number of		Common
	Shares		Stock
	Beneficially		Beneficially
Beneficial Owner	Owned(1)		Owned(2)

Directors and Named Executive Officers
Christopher A. Marlett	2,094,831	(3)	9.9%
Phil Radlick, Ph.D.	597,624	(4)	2.7%
Gary S. Roubin, M.D., Ph.D.	130,602	(5)	*
Bill E. Cham, Ph.D.	4,781,680	(6)	22.6%

			Percent of
	Number of		Common
	Shares		Stock
	Beneficially		Beneficially
Beneficial Owner	Owned(1)		Owned(2)

William A. Pope	1,559,266	(7)	7.4%
Frank M. Placenti	26,667	(8)	*
Barry D. Michaels	84,447	(9)	*
Dale L. Richardson	71,455	(10)	*
Jo-Ann B. Maltais, Ph.D.	68,206	(11)	*
Susan A. Capello	52,247	(12)	*
R. Randy Stolworthy	565,997	(13)	2.6%
Directors and Executive Officers as a group (13 persons)(14)	9,525,487	(15)	42.7%
5% Shareholders
KAI International, LLC 190 Woodlands Drive Thornlands, Queensland 4157 Australia	4,755,013	(16)	22.5%
MDB Capital Group, LLC 401 Wilshire Boulevard Suite 1020 Santa Monica, California 90401	1,560,598	(17)	7.4%
Robert E. & Margaret M. Petersen Living Trust 6420 Wilshire Boulevard Los Angeles, California 90048	2,004,455	(18)	9.5%
Sun NZ, LLC 3010 E. Camelback Road Suite 100 Phoenix, Arizona 85016	1,480,181	(19)	7.0%
Bosko Djordevic 264 South La Cienega Boulevard Suite 215 Beverly Hills, California 90211	1,502,028	(20)	7.1%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated below, each shareholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

(2)	All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2002, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Percentage of ownership is based on 21,141,455 shares of common stock outstanding as of March 31, 2002.

(3)	Includes 1,560,598 shares owned by MDB Capital Group, LLC and 89,087 shares owned by 80/20 Fund L.P. Mr. Marlett is a control person of both MDB Capital Group and 80/20 Fund. Also includes 42,970 shares held by the Christopher A. Marlett Living Trust. Mr. Marlett disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest. Also includes 26,667 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(4)	Represents 597,624 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(5)	Represents 130,602 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(6)	Represents 4,755,013 shares owned by KAI International, LLC. KAI International is managed by Dr. Cham and Tania R. Chase. Dr. Cham disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest. Also includes 26,667 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(7)	Includes 1,480,181 shares owned by Sun NZ, L.L.C. Mr. Pope, as the president and a director of the managing member of Sun NZ, may be deemed to have shared voting and dispositive power with respect to the 1,480,181 shares owned by Sun NZ. Also includes 6,158 shares that Mr. Pope holds as custodian for his children and 24,490 shares that Mr. Pope holds indirectly through Sterling Pacific Assets, Inc., which he controls. Mr. Pope disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest. Also includes 44,144 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(8)	Represents 26,667 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(9)	Represents 84,447 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(10)	Represents 71,455 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(11)	Represents 68,206 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(12)	Includes 51,967 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(13)	This amount includes 140 shares held in trust for Mr. Stolworthy’s children and 11,000 shares owned by Pathfinder Ventures LLC, of which Mr. Stolworthy is the managing member. Mr. Stolworthy disclaims beneficial ownership of the shares held in trust for his children, and disclaims beneficial ownership of one half of the shares held by Pathfinder Ventures. Additionally, the amount includes 493,524 options that were transferred to The Stolworthy Revocable Trust and subsequently 162,000 of these options were transferred to the Startwo Holdings Limited Partnership. Mr. Stolworthy is a trustee of the Stolworthy Revocable Trust and the president and controlling shareholder of NEPO, a corporation owning 1% of the Startwo Holdings Limited Partnership. Also includes 33,333 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(14)	Does not include the shares beneficially owned by Mr. Stolworthy, our former President and Chief Executive Officer.

(15)	Includes 1,186,908 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2002.

(16)	Based on the information provided in the Schedule 13D filed by KAI International, LLC, and Dr. Cham and Tania R. Chase, the managing members of KAI International, with the SEC on December 10, 2001. Dr. Cham, who is the director of the Company, and Ms. Chase may be deemed to have shared voting and dispositive power with respect to the shares owned by KAI International.

(17)	Based on the information provided in the Schedule 13D filed by MDB Capital Group, LLC and Christopher A. Marlett, a control person of MDB Capital Group, with the SEC on December 10, 2001. Mr. Marlett is the Chairman of our Board of Directors and may be deemed to have shared voting and dispositive power with respect to the shares owned by MDB Capital Group.

(18)	Based on the information provided in the Schedule 13D filed by the Robert E. Petersen & Margaret M. Petersen Living Trust, and its trustees, Robert E. Petersen and Margaret M. Petersen, with the SEC on December 10, 2001. Mr. and Mrs. Petersen may be deemed to have beneficial ownership of the 2,004,455 shares owned by the trust.

(19)	Based on the information provided in the third amendment to the Schedule 13D filed by Sun NZ, L.L.C. and its managing member, Sun NMA, Inc., and the president and a director of Sun NMA, William A. Pope, with the SEC on December 12, 2001. Mr. Pope, who is a director of the Company, may be deemed to have shared voting and dispositive power with respect to the shares owned by Sun NZ. Pursuant to a loan agreement between Sun NZ and Bank One, Arizona, NA, Sun NZ pledged to Bank One 791,000 shares of the Company’s common stock.

(20)	Based on the information provided in the Schedule 13D filed by Mr. Djordevic with the SEC on April 16, 2002.

Executive Compensation

      The following table sets forth the total compensation received in the years ended December 31, 2001, 2000 and 1999 by the current Chief Executive Officer, the previous Chief Executive Officer of NZ, and the four other most highly paid executive officers of the Company. We refer to these officers as the “Named Executive Officers.”

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation

					Securities
					Underlying	All Other
Name and Principal Position(1)	Year	Salary		Bonus	Options	Compensation

Phil Radlick, Ph.D.	2001	$250,000		—	—	$336	(2)
President and Chief Executive Officer	2000	$145,833	(3)	—	1,559,020	—
Barry D. Michaels	2001	$138,173	(4)	—	311,804	$2,827	(5)
Chief Financial Officer
Dale L. Richardson	2001	$200,000		—	—	$354	(2)
Vice President — Sales and Marketing	2000	$75,000	(6)	—	155,902	—
Jo-Ann B. Maltais, Ph.D.	2001	$175,000		—	—	$16,076	(7)
Vice President — Scientific Affairs	2000	$51,042	(8)	—	155,903	—
Susan A. Capello	2001	$185,000		—	155,902	$305	(2)
Vice President — Intellectual Property
R. Randy Stolworthy(9)	2001	$159,888		$72,000	—	$24,358	(10)
Former President and Chief	2000	$144,000		$72,000	6,000	$14,358	(11)
Executive Officer	1999	$144,000		—	33,024	$13,578	(12)

(1)	Prior to the completion of the merger of Lipid Sciences and NZ on November 29, 2001, all of the Named Executive Officers, except Mr. Stolworthy, served as executive officers of Lipid Sciences and were not employed by NZ. Following the completion of the merger, all of the Named Executive Officers, except Mr. Stolworthy, assumed the same positions with the Company that they previously held with Lipid Sciences. The amounts set forth in the Summary Compensation Table above include compensation that was paid by Lipid Sciences prior to the completion of the merger to the Named Executive Officers and also include the amounts paid by the Company to the Named Executive Officers following the merger.

(2)	Represents premiums paid for term life insurance for the benefit of the Named Executive Officer.

(3)	Dr. Radlick became President and Chief Executive Officer of Lipid Sciences in June 2000. Compensation for 2000 is for partial year.

(4)	Mr. Michaels became Chief Financial Officer of Lipid Sciences in May 2001. Compensation for 2001 is for partial year.

(5)	Includes $2,557 as reimbursement for relocation expenses and $270 for term life insurance premiums.

(6)	Mr. Richardson became Vice President-Sales and Marketing of Lipid Sciences in August 2000. Compensation for 2000 is for partial year.

(7)	Includes $15,746 as reimbursement for relocation expenses and $330 for term life insurance premiums.

(8)	Dr. Maltais became Vice President-Scientific Affairs of Lipid Sciences in August 2000. Compensation for 2000 is for partial year.

(9)	Mr. Stolworthy served as President and Chief Executive Officer of NZ from November 1997 to November 29, 2001.

(10)	Includes $18,800 in director fees, $458 for term life insurance premiums, and a $5,100 contribution to the Company’s 401(k) plan.

(11)	Includes $8,800 in director fees, $458 for term life insurance premiums, and a $5,100 contribution to the Company’s 401(k) plan.

(12)	Includes $8,800 in director fees, $458 for term life insurance premiums, and a $4,320 contribution to the Company’s 401(k) plan.

Option Grants

      The following table sets forth certain information relating to options to purchase shares of the Company’s Common Stock granted to the Named Executive Officers granted during the fiscal year ended December 31, 2001.

      Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of the grant until the end of the option term. These values are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company’s estimated future stock price appreciation.

Option Grants in Fiscal Year 2001

	Individual Grants				Potential Realizable
					Value of Assumed
	Number of	Percent of			Annual Rate of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year(1)	($/Share)	Date	5%($)	10%($)

Phil Radlick, Ph.D.	0	N/A	N/A	N/A	N/A	N/A
Barry D. Michaels	311,804 (2)	27.7%	$4.49	04/02/11	$880,452	$2,231,239
Dale L. Richardson	0	N/A	N/A	N/A	N/A	N/A
Jo-Ann B. Maltais, Ph.D.	0	N/A	N/A	N/A	N/A	N/A
Susan A. Capello	155,902 (3)	13.8%	$3.21	01/05/11	$314,727	$797,580
R. Randy Stolworthy	0	N/A	N/A	N/A	N/A	N/A

(1)	Based on options to purchase a total of 1,127,175 shares of common stock granted in 2001.

(2)	The option is an incentive stock option and it vested with respect to 1/8th of the shares on October 2, 2001, and it vests with respect to 1/48th of the shares each month thereafter for the next 42 months.

(3)	The option is an incentive stock option and it vested with respect to 1/8th of the shares on July 5, 2001, and it vests with respect to 1/48th of the shares each month thereafter for the next 42 months.

Option Exercises and Holdings

      None of the Named Executive Officers exercised any options to purchase capital stock of the Company during 2001. The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2001, by the Named Executive Officers.

Option Values
As of December 31, 2001

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-The-Money Options at
	December 31, 2001		December 31, 2001($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Phil Radlick, Ph.D.	467,706	1,091,314	$2,577,060	$6,013,140
Barry D. Michaels	51,968	259,836	$169,935	$849,664
Dale L. Richardson	55,215	100,687	$251,228	$458,126
Jo-Ann B. Maltais, Ph.D.	51,968	103,935	$236,454	$472,904
Susan A. Capello	35,728	120,174	$162,562	$546,791
R. Randy Stolworthy	493,524	—	$114,340	—

(1)	The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of the options and the fair market value of our common stock based upon the closing sales price of our common stock on December 31, 2001 ($7.76 per share) as reported on the Nasdaq National Market.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

      The Company is a party to employment agreements with each of the Named Executive Officers. Except for Mr. Stolworthy’s employment agreement, each employment agreement contains the following provisions:

•	The term of each agreement is for one year and automatically renews for additional one year terms unless either the Company or the officer gives notice at least 60 days prior to the expiration of the current term of such party’s intent not to renew.

•	The officer or the Company may terminate the agreement and the officer’s employment, without cause, upon thirty days written notice. However, if the officer’s employment is terminated by the Company other than for good cause, the officer and the Company will enter into a four-month, or in the case of Dr. Radlick and Mr. Michaels, a six-month and twelve-month, respectively, consulting arrangement. Under the consulting arrangement, the officer will continue to receive salary and benefits from the Company for four months, or in the case of Dr. Radlick and Mr. Michaels, for six months and twelve months, respectively. However, if the officer obtains new full-time employment during such period, any salary paid to the officer pursuant to his or her new employment will be offset against the amount the Company is obligated to pay under the consulting arrangement.

      Terms specific to the Named Executive Officers’ employment agreements are discussed in the following paragraphs. The number of shares and exercise prices of options granted under these agreements have been adjusted based on the exchange ratio in the merger.

      Dr. Radlick’s Employment Agreement. Dr. Radlick is the President and Chief Executive Officer of the Company and serves on the Company’s board of directors. Dr. Radlick’s duties, as set forth in his employment agreement, include the overall management of corporate activities, the management of corporate financial assets, the planning and influence of corporate operations, corporate development and strategic planning, and commercializing the Company’s core technology. Under the agreement, the Company is obligated to pay Dr. Radlick an annual salary of $250,000, which may be changed from time to time by the mutual agreement of Dr. Radlick and the board of directors. Pursuant to the agreement, Dr. Radlick was granted a stock option to purchase 1,559,020 shares of the Company’s common stock at an exercise price of $2.25 per share.

      Mr. Michaels’ Employment Agreement. Mr. Michaels is the Chief Financial Officer of the Company. Mr. Michaels’ duties, as set forth in his employment agreement, include managing the Company’s financial strategy, budgeting, planning, reporting and auditing. Under the agreement, the Company is obligated to pay Mr. Michaels an annual salary of $225,000, which may be changed from time to time by the mutual agreement of Mr. Michaels, the chief executive officer and the board of directors, but under no circumstance will Mr. Michaels’ annual salary be less than $225,000. Pursuant to the agreement, Mr. Michaels was granted an option to purchase 311,804 shares of the Company’s common stock at an exercise price of $4.49 per share.

      Mr. Richardson’s Employment Agreement. Mr. Richardson is the Company’s Vice President — Sales and Marketing. Mr. Richardson’s duties, as set forth in his employment agreement, include overall strategy and management of the corporate sales and marketing effort, building of the sales organization, and development of the corporate marketing plan, preparation of the annual sales plan and forecasts, as well as assisting in new business development, and the product development process. Under the agreement, the Company is obligated to pay Mr. Richardson an annual salary of $200,000, which may be changed from time to time by the mutual agreement of Mr. Richardson, the chief executive officer and the board of directors. Pursuant to the agreement, Mr. Richardson was granted an option to purchase 155,902 shares of the Company’s common stock at an exercise price of $3.21 per share.

      Dr. Maltais’ Employment Agreement. Dr. Maltais is the Company’s Vice President — Scientific Affairs. Dr. Maltais’ duties, as set forth in the agreement, include participation in the creation and management of the overall strategy of the Company’s product development plan, its clinical application platforms, the external product development process with outside vendors, and the Company’s training programs, as well as assisting in the Company’s areas of new business development, regulatory affairs and clinical programs. Under the agreement, the Company is obligated to pay Dr. Maltais an annual salary of $175,000, which may be changed from time to time by the mutual agreement of Dr. Maltais, the chief executive officer and the board of directors. Pursuant to the agreement, Dr. Maltais was granted an option to purchase 116,927 shares of the Company’s common stock at an exercise price of $3.21 per share. The Company concurrently granted Dr. Maltais a second option to purchase 38,976 shares of the Company’s common stock at an exercise price of $3.21 per share.

      Ms. Capello’s Employment Agreement. Ms. Capello is the Company’s Vice President — Intellectual Property. Ms. Capello’s duties, as set forth in the agreement, include participation in the creation and management of the overall strategy of the Company’s intellectual property plan, the Company’s clinical application platforms, the product development process, and the Company’s training programs, as well as assisting in the Company’s areas of new business development and licensing agreements. Under the agreement, the Company is obligated to pay Ms. Capello an annual salary of $185,000, which may be changed from time to time by the mutual agreement of Ms. Capello, the chief executive officer and the board of directors. Pursuant to the agreement, Ms. Capello was granted an option to purchase 155,902 shares of the Company’s common stock at an exercise price of $3.21 per share.

      Mr. Stolworthy’s Employment Agreement. NZ did not enter into an employment agreement with Mr. Stolworthy during the period in which he served as NZ’s President and Chief Executive Officer. On November 30, 2001, following the merger of the Company with NZ, the Company entered into an employment agreement with Mr. Stolworthy to serve as President of the Company’s real estate and lending subsidiaries. The term of the agreement is for one year from November 30, 2001, and it automatically renews for one additional one-year term, unless either the Company or Mr. Stolworthy give notice at least 60 days prior to expiration of such party’s intent not to renew. Under the agreement, the Company is obligated to pay Mr. Stolworthy an annual salary of $324,000, which may be increased, but not decreased, from time to time by the mutual agreement of Mr. Stolworthy and the Company. Mr. Stolworthy or the Company may terminate the agreement and Mr. Stolworthy’s employment, without cause, upon thirty days written notice. Upon termination, the Company will be released from any and all obligations under the agreement, unless Mr. Stolworthy’s employment is terminated by the Company other than for cause, by mutual agreement of

Mr. Stolworthy and the Company, or if the Company gives notice that it does intend to renew the agreement for a second term. In any such case, the Company will pay Mr. Stolworthy a severance amount equal to $216,000 over a twelve month period and provide him benefits for twelve months following his termination. In addition, if Mr. Stolworthy and the Company mutually agree to terminate Mr. Stolworthy’s employment, then Mr. Stolworthy will provide service to the Company as and when requested by the Company, specific to the disposition of the Company’s real estate assets, and the Company will pay him $150 per hour for his services. If Mr. Stolworthy is dismissed for cause, he will not receive a severance payment or continuing benefits. The agreement defines “cause” as dismissal for fraud, theft, embezzlement, industrial espionage, illegal use of inside information, or similar matters that are detrimental to the Company, or for the willful and repeated disregard of Mr. Stolworthy’s job duties to the detriment of the Company.

      Stock Option Agreements. All of the Named Executive Officers, except Mr. Stolworthy, have entered into stock option agreements with the Company. The stock option agreements provide that in the event of a change in control of the Company, the vesting of the officers’ stock option awards will accelerate by the number of months such awards have previously vested.

Compensation Committee Interlocks and Insider Participation

      During 2001, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee.

      Frank M. Placenti, who became a member of our Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee on November 29, 2001, is a partner in the law firm Bryan Cave LLP. During 2001, NZ retained the legal services of Bryan Cave LLP in connection with the merger.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, the Company’s executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2001.

Certain Relationships and Related Transactions

      Prior to the merger with NZ, Lipid Sciences entered into a Stock Purchase Agreement with Sun NZ, L.L.C. pursuant to which Lipid Sciences purchased 1,505,402 shares of NZ common stock at a price per share of $8.00. Sun NZ is a large shareholder of the Company and William A. Pope, a director of the Company, is the president and a director of the managing member of Sun NZ. Also Stephen E. Renneckar, who was the Chairman of the Board of Directors of NZ prior to the merger, is the Vice President, Secretary and a director of the managing member of Sun NZ. Pursuant to the stock purchase agreement, Sun NZ agreed to vote its shares of NZ common stock, and agreed to grant to Lipid Sciences an irrevocable proxy to vote Sun NZ’s shares of NZ common stock, in favor of the approval of the merger and the proposals set forth in our joint proxy statement / prospectus dated November 8, 2001. The stock purchase agreement also provides for the right of Sun NZ to nominate one-third of our directors if our entire Board of Directors consists of nine or more persons or two directors if our entire Board of Directors consists of eight or fewer persons, subject to reduction or elimination of those rights if Sun NZ fails to meet minimum shareholding requirements. The right of Sun NZ to nominate some of our directors is set forth in our Articles of Incorporation.

      On April 3, 2001, our wholly-owned subsidiary, Bridge Financial Corporation, made a loan to Sun NZ, L.L.C. The maximum approved amount of the loan was $8,000,000, and the interest rate of the loan was 20%. The total amount of the loan funded was $7,800,000. The loan was secured by 2,194,583 shares of our common stock owned by Sun NZ and was guaranteed by Mr. Pope. The transaction was considered and approved by the disinterested members of the NZ Board of Directors. Sun NZ repaid the loan in full with interest on November 29, 2001 with proceeds from the sale by Sun NZ of 1,505,402 shares of NZ common stock to Lipid Sciences at the closing of the merger.

      In March 2001, we closed a private placement of 1,375,282 shares of common stock at $4.49 per share for gross proceeds of $6,175,000. In connection with the private placement, we compensated MDB Capital Group, LLC as our private placement agent and paid MDB Capital Group approximately 7% of the gross proceeds, payable in shares of common stock, for services rendered in the private placement. Accordingly, 95,491 shares of our common stock, valued at $4.49 per share, were issued as commission for the transaction. Mr. Marlett, the Chairman of our Board of Directors, is a manager and majority owner of MDB Capital Group, LLC.

      In June 2001, we engaged MDB Capital Group, LLC as our financial advisor in the merger with NZ. The engagement letter commits the Company to pay MDB Capital Group an advisory fee. In December 2001, we paid MDB Capital Group approximately $446,000, which represents a portion of the advisory fee and is based on 5% of the cash and cash equivalents of the Company immediately after the merger as compared to Lipid Sciences’ cash and cash equivalents immediately prior to the merger. The remainder of the advisory fee is based on 5% of the gross sales of the Company’s pre-merger assets during the two-year period after the closing of the merger, the Company’s assets on the two-year anniversary of the merger and the net operating income of the Company derived from the Company’s pre-merger assets during the two-year period after the closing of the merger. We anticipate the remainder of the advisory fee to be approximately $2,000,000 and expect to pay it to MDB Capital Group over the next 24 months. Pursuant to the engagement letter, we also agreed to pay certain expenses to MDB Capital Group incurred in connection with the merger with NZ. During 2001, we paid MDB Capital Group approximately $157,000 for its reimbursable expenses.

      In December 1999, we entered into an Intellectual Property License Agreement to obtain the exclusive worldwide rights to certain patents, trademarks, and technology with Aruba International Pty. Ltd., an Australian company, controlled by Bill E. Cham, Ph.D., one of our directors. As consideration for the license, we issued Aruba 4,677,060 shares of our common stock with a value of $250,000. Under this agreement, we are also obligated to pay Aruba a continuing royalty on revenue generated under the agreement in future years, subject to a minimum annual royalty amount of $500,000. As consideration for the initial $500,000 royalty payment due in 2000, we paid Aruba cash of approximately $350,000 and issued Aruba 66,817 shares of our common stock valued at $150,000. For the year ended December 31, 2001, we have paid Aruba approximately $600,000 and have accrued an additional $250,000 related to this agreement. We are also required to make a payment of $250,000 upon initiation of human clinical trials utilizing the technology under the patents. In addition, we are obligated to pay a sum equal to 10% of the external research funding received by the Company or on its behalf and actually expended by the Company for applied research, as defined in the license agreement. Prior to the merger, Aruba transferred all of its shares of Lipid Sciences common stock to KAI International, LLC. During 2001, we consulted with Dr. Cham and the companies with which he is affiliated regarding various matters of a research and development nature. We paid Dr. Cham approximately $21,000 in fees and travel and similar costs related to these consultations.

      In November 2001, we entered into a Service Agreement with Karuba International Pty. Ltd., an Australian company controlled by Dr. Cham. Also in November 2001, we entered into a Deed that binds Dr. Cham to the terms of the Service Agreement. Under the Service Agreement, Dr. Cham is obligated to provide the Company technical assistance, as well as know-how, materials, trademarks, copyrights and technology, which is useful in or necessary toward the development, optimization and/or commercialization of any composition of matter, method or processes of the patents licensed under the Intellectual Property License Agreement between the Company and Aruba International Pty, Ltd. Under the Service Agreement, we are required to pay Karuba an annual fee of approximately $191,000. Beginning in May 2002, the annual fee increases to approximately $198,000.

      Frank M. Placenti, who became a member of our Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee on November 29, 2001, is a partner in the law firm Bryan Cave LLP. During 2001, NZ retained the legal services of Bryan Cave LLP in connection with the merger of the Company and NZ and other matters.

      The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Arizona law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Report of the Compensation Committee of the Board

      As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders’ interests, to administer the Company’s executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation.

      Compensation Philosophy. The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Three key goals form the basis of compensation decisions for all employees of the Company:

1. To attract and retain the most highly qualified management and employee team;

2. To pay competitively compared to similar companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

3. To motivate executives and employees to achieve the Company’s annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

      As a result of this philosophy, the Company’s executive compensation program consists of base salary, participation in equity-based incentive plans and standard benefits.

      Base Salary. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with similar companies in comparable stages of development.

      Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry’s annual competitive pay practice movement.

      Stock Plans. Executive officers of the Company are eligible to receive awards under the Company’s 2001 Performance Equity Plan.

      Compensation of the Chief Executive Officer. Dr. Radlick entered into an employment agreement with Lipid Sciences on June 1, 2000, providing for an annual base salary of $250,000. This agreement was assumed in the Company’s November 2001 merger with NZ. None of the members of the Company’s Board of Directors were members of the compensation committee of NZ that participated in deliberations regarding the compensation of Mr. Stolworthy, the Chief Executive Officer of NZ.

      Summary. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company’s shareholders.

Compensation Committee Members:

Frank M. Placenti
Gary S. Roubin, M.D., Ph.D.

Report of the Audit Committee

      Lipid Sciences’ Board of Directors has adopted a written charter for Lipid Sciences’ audit committee, a copy of which is attached as Appendix A to this proxy statement. The role of the audit committee is to assist the Board of Directors in its oversight of Lipid Sciences’ financial reporting process. The management of Lipid Sciences is responsible for the preparation, presentation and integrity of Lipid Sciences’ financial statements, Lipid Sciences’ accounting and financial reporting principles and Lipid Sciences’ internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing Lipid Sciences’ financial statements and expressing an opinion as to their conformity with accounting principles generally acceptable in the United States of America.

      In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements with management and the independent accountants. The audit committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. The audit committee also considered whether the provision by Lipid Sciences’ independent accountants of non-audit services to Lipid Sciences is compatible with maintaining the independent accountant’s independence. Finally, the audit committee received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and has discussed the independent accountants’ independence with the independent accountants.

      The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audits of Lipid Sciences’ financial statements have been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Lipid Sciences’ accountants are in fact “independent.”

      The Committee has been advised by Lipid Sciences that the total fees billed in fiscal year 2001 by Deloitte & Touche LLP, Lipid Sciences’ principal accounting firm, were $492,340. Of that amount, an aggregate of $188,577 was for audit services and $303,763 was for other services, primarily tax related and merger related services. Deloitte & Touche LLP was not engaged by Lipid during fiscal 2001 to perform any financial information systems and design services. The audit committee believes the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining their independence.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the Audit Committee Charter, the audit committee recommended to the Board of Directors that the audited financial statements be included in Lipid Sciences’ Annual Report on Form 10-K for the last fiscal year ended December 31, 2001.

Lipid Sciences, Inc.
Audit Committee:

William A. Pope (Chairman)
Frank M. Placenti
Gary S. Roubin, M.D., Ph.D.

PERFORMANCE GRAPHS

      The first graph set forth below compares the cumulative total shareholder return for the Company’s Common Stock with the cumulative total return for the NASDAQ Composite Index and the NASDAQ Biotechnology Index over a nine-month period, beginning June 30, 2001, and ending March 31, 2002. The indices used in this performance graph are different from those used in prior years. The changes have been made in order to reflect the November 2001 merger with NZ. Prior to the merger, NZ was primarily a real-estate holding company; whereas the Company is a medical technology company. Also, prior to the merger, NZ’s Common Stock traded on the American Stock Exchange; whereas the Company’s Common Stock began trading on the NASDAQ National Market on November 30, 2001. We believe the NASDAQ Composite Index and the NASDAQ Biotechnology Index will provide a more relevant comparison for future reporting by the Company. This first graph measures performance over only three quarters beginning on June 30, 2001 because the merger with NZ was announced on July 10, 2001.

      The second graph set forth below compares the cumulative shareholder return for the Company’s Common Stock with the cumulative return for the AMEX Market Index, an industry index composed of SIC Code 615 companies (Business Credit Institutions) and an industry index composed of SIC Code index 651 companies (Real Estate Operators and Lessors) over approximately a five-year period, beginning December 31, 1996, and ending November 29, 2001, the closing date of the merger with NZ. The AMEX Market Index, SIC Code 615 index, and SIC Code 651 index were used by NZ in prior years and are included this year for comparative purposes.

      The total shareholder return assumes (i) the investment of $100 at the beginning of the period in the Company common stock and each of the applicable indices and (ii) the reinvestment of all dividends.

COMPARE 9-MONTH CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC.,

NASDAQ COMPOSITE INDEX AND NASDAQ BIOTECHNOLOGY INDEX

ASSUMES $100 INVESTED ON JUNE 30, 2001

	6/30/01	9/30/01	12/31/01	3/31/02

Lipid Sciences, Inc.	100.00	165.41	182.59	130.59
NASDAQ Biotechnolgy Index	100.00	80.49	93.09	84.73
NASDAQ Composite Index	100.00	69.44	90.52	85.80

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG

LIPID SCIENCES, INC., AMEX MARKET INDEX AND SIC CODE INDICES

ASSUMES $100 INVESTED ON DECEMBER 31, 1996

	December 31,					November 29,

	1996	1997	1998	1999	2000	2001

Lipid Sciences, Inc.	100.00	138.41	196.05	102.23	61.34	170.73
Amex Market Index	100.00	120.33	118.69	147.98	146.16	135.84
SIC Code 615	100.00	142.07	184.24	177.17	207.98	168.51
SIC Code 651	100.00	119.65	103.37	96.87	120.78	129.69

PROPOSAL TWO

REINCORPORATION OF THE COMPANY IN DELAWARE

AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

Approval of Reincorporation in Delaware

      The Board of Directors has approved a proposal to change the Company’s state of incorporation from Arizona to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company’s ability to attract and retain qualified members of the Company’s Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware. To date, the Company has not experienced difficulty in retaining directors. Reincorporation in Delaware will also allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

      In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained in this proposal, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

      For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws that are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware’s corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company’s legal affairs than is presently available under Arizona law.

      The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under Arizona law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between Arizona and Delaware law as they affect shareholders begins on page 24 of this Proxy Statement.

      In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

      The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders.

Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

      Notwithstanding the belief of the Board of Directors as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company’s shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

Mechanics of the Reincorporation

      The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation (the “Delaware Company”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company’s name will be Lipid Sciences, Inc. The reincorporation will not result in any change in the Company’s business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

      On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option, warrant or right to acquire shares of Common Stock of the Company will be converted into an option, warrant or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options, warrants or rights. Each share of Common Stock of the Delaware Company outstanding immediately after the effective time of the reincorporation will be subject to the same restrictions on sale, if any, as the corresponding shares of Common Stock of the Company immediately prior to the reincorporation.

      No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

      If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Common Stock.

Significant Changes Caused by Reincorporation

      In general, the Company’s corporate affairs are governed at present by the corporate law of Arizona, the Company’s state of incorporation, and by the Company’s Articles of Incorporation, as amended (the “Arizona Articles”), and the Company’s Bylaws (the “Arizona Bylaws”), which have been adopted pursuant to Arizona law. The Arizona Articles and Arizona Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566, Attention: Corporate Secretary.

      If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than Arizona law. The Arizona Articles and Arizona Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the “Delaware Certificate”) and the bylaws of the Delaware Company (the “Delaware Bylaws”), copies of which are attached as Exhibits B and C to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and Arizona law are relevant to your decision whether to approve the reincorporation proposal.

Comparison of Shareholders’ Rights

      A number of differences between Arizona and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read this chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

ISSUE	DELAWARE	ARIZONA

Limitation of Liability and Indemnification of Directors and Officers (see page 27)	Delaware law permits indemnification of officers and directors for third party suits whether or not successful in the defense of the claim.	Arizona Law permits indemnification of directors and officers only if successful in the defense of the claim.

Cumulative Voting for Directors (See page 28)	Cumulative voting not available under Delaware law because not provided in the Delaware Certificate.	Arizona law requires cumulative voting for directors.

Number of Directors (see page 29)	Number of directors determined by bylaws or certificate of incorporation. The Delaware Bylaws and the Delaware Certificate provide that the Board may fix the number of directors from time to time by resolution.	Number of directors determined by articles of incorporation or the bylaws. The Arizona Articles provide that the number of directors shall be set by the Board of Directors from time to time, but that the number of directors shall be no less than five and no more than nine. The Arizona Bylaws provide that the number of directors shall be six.

Classified Board (see page 29)	The Delaware Certificate of Incorporation presently designates three classes of directors.	The Arizona Articles and Bylaws presently designate two classes of directors.

ISSUE	DELAWARE	ARIZONA

Removal of Directors by Stockholders (see page 30)	Removal of directors from the classified board only for cause, by affirmative vote of a majority of the outstanding voting stock, unless otherwise provided for in the certificate of incorporation. The Delaware Certificate does not provide otherwise.	Removal with or without cause, unless articles of incorporation provide they may be removed only for cause, by affirmative vote of a majority of the outstanding voting stock, provided that shares voting against removal could not elect such director under cumulative voting in an election for all directors of the class. The Arizona Articles do not provide that directors may be removed only for cause.

Who May Call Special Stockholder Meeting (see page 30)	The Delaware Certificate and the Delaware Bylaws provide that only the Chairman of the Board, the President or the Board by a resolution approved by a majority of the total number of directors, which the corporation would have if there were no vacancies, or the Chairman of the Board may call a special meeting.	The Arizona Bylaws provide that only the Board, the Chairman of the Board, or the President may call a special meeting. Arizona law provides that holder(s) of 10% or more of voting power may also call a special meeting.

Action by Written Consent of Stockholders in Lieu of a Stockholder Vote at Stockholder Meeting (see page 31)	Action by written consent is permitted by Delaware Law unless otherwise provided by the certificate of incorporation. The Delaware Certificate prohibits actions by written consent.	The Arizona Bylaws permit actions by written consent are permitted so long as all stockholders consent in writing.

Anti-Takeover Provisions (see page 31)	See “Anti-Takover” discussion.	See “Anti-Takover” discussion.

ISSUE	DELAWARE	ARIZONA

Amendment of Bylaws (see page 35)	The Delaware Certificate grants the Board of Directors the power to adopt, amend or repeal bylaws by approval of a majority of the total number of directors which the corporation would have if there were no vacancies, except that a two-thirds supermajority vote is required to amend or repeal certain anti-takeover provisions of the Delaware Bylaws. The stockholders also have the power to adopt, amend or repeal bylaws by the affirmative vote of at least 66 2/3% of the outstanding voting stock.	The Arizona Bylaws grant the board of directors, except under certain circumstances, or the holders of a majority of the outstanding voting stock, the power to amend.

Right of Stockholders to Inspect Stockholder List (see page 35)	Permitted for any purpose reasonably related to such stockholder’s interest as a stockholder.	Permitted for any shareholder of at least six months or the holder of a beneficial interest of 5% or more.

Appraisal Rights (see page 35)	Generally available for mergers if stockholders receive cash in exchange for the shares and in certain other circumstances.	Generally available to dissenting shareholders.

Limitation of Share Repurchase (see page 36)	Delaware law does not have a similar provision.	Arizona law forbids an issuing public corporation from purchasing shares from a beneficial owner of more than 5% at above market price except under certain limited circumstances.

Dividends (see page 36)	May be declared and paid from surplus or, in certain circumstances, out of net profits.	So long as the Company can pay the debts when they become due and the total assets are greater than the total liabilities after the distribution.

Indemnification and Limitation of Liability

      Arizona law provides that a corporation may indemnify a director or officer of the corporation, or a person who was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another enterprise or employee benefit plan, provided that the person (a) acted in good faith, (b) reasonably believed, in the case of conduct in his official capacity with the corporation, that the conduct was in the best interest of the corporation and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and (c) in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. No indemnification of an officer or director may be made in connection with a proceeding (i) by or in the right of the corporation in which the person has been adjudged to be liable to the corporation, or (ii) in connection with any other proceeding in which the person was adjudged liable on the basis that a financial benefit was improperly received by such a person.

      Under Arizona law, to the extent that an officer or director has been successful in the defense of the proceeding, he must be indemnified by the corporation for expenses reasonably and actually incurred. Expenses may be paid in advance of the final disposition of a suit upon receipt of the claimant’s written affirmation of good faith belief that he has met the statutory standard of conduct and undertaking to repay such amount if he is not entitled to mandatory indemnification and it is ultimately determined that he did not meet the statutory standard of conduct. Special rules apply to “outside directors” who are neither officers, directors nor 5% stockholders. Unless a court has determined before payment that an outside director failed to meet the statutory standard of conduct, an outside director must be indemnified against liability and his expenses must be paid in advance of a final disposition upon receipt from such outside director of a written affirmation of his good faith belief that he has met the statutory standard of conduct and an undertaking to repay the advance if it is ultimately determined that he did not meet such standard.

      Unless ordered by a court that the person is entitled to mandatory indemnification, or that such person is entitled to indemnification whether or not he has met the statutory standard of conduct or has been adjudged liable (in which case court ordered indemnification is limited to reasonable expenses), indemnification may be made under Arizona law only upon determination that the person has met the statutory standard of conduct. This determination is made by (i) a majority vote of the directors not at the time parties to the proceeding, (ii) special legal counsel appointed by majority vote of the disinterested directors, or, if there are no disinterested directors, by majority vote of the board, or (iii) by the stockholders, provided that shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination. Arizona law does not limit a corporation’s power to further indemnify and advance expenses to employees, agents or officers who are not acting as directors, provided that in the case of such officers, indemnification may not be provided for (x) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (y) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or shareholders, or an intentional violation of criminal law.

      Delaware law permits a corporation to include a provision in its certificate of incorporation, which is included in the Delaware Certificate, which eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty. However, no such provision may eliminate or limit director monetary liability for: (a) breaches of the director’s duty of loyalty to the corporation or its stockholder; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Under Delaware law, a corporation has the power to indemnify its directors, officers, employees and agents against judgments, settlements, and expenses in any litigation or other proceeding, except a proceeding by, or in the right of, the corporation, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification provisions of Delaware law require indemnification of a present or former director or officer to the extent that he has been successful on the merits or otherwise in defense of any action or claim. Delaware law also permits indemnification of expenses in a suit by, or in the right of, the corporation if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, subject to court approval if the person is adjudged liable. The Delaware Certificate and the Delaware Bylaws generally require the Delaware Company to indemnify and advance litigation expenses to its directors and officers to the extent permitted by Delaware law.

Cumulative Voting for Directors

      Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.

      Under Arizona law cumulative voting in the election of directors is mandatory.

      Cumulative voting is not available under Delaware law unless so provided in the corporation’s certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

Other Matters Relating to Directors

      Number of Directors. Arizona law allows the number of persons constituting the Board of Directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board of Directors. The Arizona Articles provide for no less than five directors or no more than nine directors. The Arizona Bylaws fix the number of directors at six.

      Delaware law allows the number of persons constituting the board of directors of a corporation to be fixed by the certificate of incorporation or the bylaws, or fixed in the manner provided in the bylaws. The Delaware Certificate and Bylaws provide that the number of directors shall be determined from time to time exclusively by resolution of the Board of Directors.

      Elections; Classified Board of Directors. Arizona law permits, but does not require, the adoption of a classified Board of Directors with staggered terms. The Arizona Articles currently provide for a classified board of directors. The Company has two classes of directors, consisting of three directors in each class. Each class serves for two year terms. Arizona Corporate Law requires that each class have at least three directors.

      Delaware law permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. Classification of the Board of Directors might make it more difficult for a person acquiring shares to take immediate control of the Board of Directors. The Delaware Certificate and the Delaware Bylaws provide for a classified Board of Directors with three classes of directors. See “Anti-Takeover Measures” for more information on the potential effects of the proposed classified board structure.

      Under the Delaware Certificate, the Board of Directors would be divided into three classes, designated Class I, Class II and Class III. All directors in Class I would hold office until the first annual meeting of stockholders following the implementation of this proposal; all directors in Class II would hold office until the second annual meeting of stockholders following such implementation of this proposal; and all directors in Class III would hold office until the third annual meeting of the stockholders following such implementation of this proposal and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the remaining classes continuing their respective terms until the successors are duly elected and qualified or until earlier resignation, removal from office or death. Any vacancy on the Board of Directors shall be filled by the Board and any director elected to fill such vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

      The change in classification of directors is likely to provide the Board of Directors with greater continuity and experience, since normally at least one member of the Board of Directors would be in such member’s second year of service and at least one member of the Board of Directors would be in such member’s third year of service. Although the Board of Directors is not aware of any problems experienced by the Company in the past with respect to continuity and stability of leadership and policy, the Board of Directors believes that a classified Board of Directors could decrease the likelihood of such problems arising in the future.

      If all of the nominees set forth in Proposal One are elected to the Board of Directors, the initial classification of the Board of Directors for the Delaware Company would be as follows:

Class I:	Christopher A. Marlett, William A. Pope
Class II:	Frank M. Placenti; Phil Radick, Ph.D.
Class III:	Bill E. Cham, Ph.D., Gary S. Roubin, M.D., Ph.D.

      Removal of Directors. Under Arizona law, a director may be removed with or without cause, unless the articles of incorporation provide they may be removed only for cause, by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting in an election for all members of the affected class of directors. The Arizona Articles do not provide that directors may be removed only for cause.

      Delaware Law provides that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (i) unless the certificate of incorporation otherwise provides, in the case of a corporation where the board is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors if there are classes of directors, at an election of the class of directors of which such director is a part. The Delaware Certificate does not provide that directors may be removed without cause.

Blank Check Preferred

      The Company’s capital stock consists of 75,000,000 authorized shares of Common Stock, no par value, of which 21,141,455 shares were issued and outstanding as of March 1, 2002, and 10,000,000 authorized shares of Preferred Stock, no par value, of which none were issued and outstanding as of March 1, 2002.

      Under the Delaware Certificate, as under the Arizona Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges, powers and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof. See “Anti-Takeover Measures.”

      The Board may authorize the issuance of Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of Preferred Stock for the purpose of adopting a stockholder rights plan. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of preferred stock, except as required by law or regulation.

Shareholder Power to Call Special Meeting

      Under Arizona law a special meeting of shareholders may be called by the Board of Directors or the person or persons authorized to do so by the articles of incorporation or bylaws. Arizona law further provides that special meetings of the shareholders of “issuing public corporations” may be called by (i) the president, (ii) the secretary, (iii) two or more directors, (iv) a person authorized in the articles of incorporation or bylaws, or (v) a shareholder or shareholders holding ten percent or more of the voting power of all shares, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent or more of the voting power of all shares. The Arizona Bylaws authorize the Board of Directors, the Chairman of the Board of Directors, or the President to call special meetings of shareholders.

      Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person(s) authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and the Delaware Bylaws provide that such a meeting may be called by the Chairman of the Board, the

President, or the Board of Directors by a resolution approved by a majority of the total number of directors which the corporation would have if there were no vacancies.

Actions by Written Consent of Shareholders

      Under Arizona and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Arizona law provides that action by written consent is permitted so long as all of the shares outstanding and entitled to vote on the matter provide consent in writing. The Arizona Bylaws provide that written consent is permitted if signed by the holders of all of the shares of outstanding stock entitled to vote with respect to the subject matter of the action, the consent is delivered to the Company for inclusion in the minutes of the meeting or filing with the corporate records, and the action is effective on the date the last consent is signed.

      Delaware law permits a corporation to eliminate such actions by written consent in its charter. The Delaware Certificate prohibits actions by written consent of stockholders.

Advance Notice Requirement for Shareholder Proposals and Director Nominations

      There is no specific statutory requirement under either Arizona or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year’s annual meeting.

      Both the Arizona Bylaws and the Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. Under the Arizona Bylaws, to be timely, notice must have been delivered not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting. Under the Delaware Bylaws, to be timely, notice must have been delivered not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting.

      If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, the Arizona Bylaws provide that notice must be provided not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Under the Delaware Bylaws, if no annual meeting was held in the previous year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be provided not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

      These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

Anti-takeover Measures

      Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with stockholders and other parties than do the laws of many other states, including Arizona. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to hostile takeover attempts. Among these measures is the establishment of a classified board of directors. In addition, while certain types of “poison pill” defenses (such as stockholder rights plans) have been upheld by Delaware courts, Arizona courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in Arizona less certain.

      As discussed herein, certain provisions of the Delaware Certificate could be considered to be anti-takeover measures. Although the Board of Directors does not have knowledge that any attempt to gain control of the Company is being contemplated, numerous differences between Arizona and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.

      Classified Board. Approval of the reincorporation will extend the time required to elect a new majority to the Board of Directors. Presently, the Arizona Articles allow 50% of the Board of Directors to be elected at a single meeting of shareholders. Under the Delaware Certificate, unless directors are removed, it will require at least two annual meetings of stockholders for a majority of stockholders to make a change in control of the Board of Directors, since only a minority of the directors will be elected at each meeting. A significant effect of a classified Board of Directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, the additional class will also make it more difficult for stockholders to effect a change in control of the Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the Company’s directors.

      The existence of a classified Board may deter so-called “creeping acquisitions” in which a person or group seeks to acquire: (i) a controlling position without paying a control premium to the selling shareholders; (ii) a position sufficient to exert control over the Company through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the Company of the block at a premium, or an exchange of the block for assets of the Company. Faced with a classified Board of Directors, such a person or group would have to assess carefully its ability to control or influence the Company. If free of the necessity to act in response to an immediately threatened change in control, the Board of Directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.

      The Board believes that the staggered three-year terms, with the election of approximately one-third of the directors each year, will help to assure the continuity and stability of the Company’s long-term policies in the future and permit it to more effectively represent the interests of all stockholders, since approximately two-thirds of the directors at any given time will have prior experience as directors of the Company. The division of the two existing classes of directors into three classes will have the effect of making it more difficult to change the overall composition of the Board of Directors. The Board, however, believes that the benefits of maintaining continuity on the Board, outweighs this effect.

      Business Combinations. Arizona law contains a provision (the “Business Combinations Provision”) which provides that, subject to certain exceptions specified therein, an issuing public corporation may not engage in any “business combination” (as defined) or vote, consent or otherwise act to authorize a subsidiary of the issuing public corporation to engage in any business combination with respect to, proposed by or on behalf of or pursuant to any agreement, arrangement or understanding with any “interested shareholder” (as defined below) of the issuing public corporation or any affiliate or associate of the interested shareholder for a three-year period following the date that such shareholder becomes an interested shareholder unless prior to such date (the “Shares Acquisition Date”) a committee of the board of directors, formed in the manner described below (the “Business Combinations Committee”), approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

      After such three-year period, the issuing public corporation may engage in such transactions only if (i) prior to the Shares Acquisition Date, the Board of Directors of the issuing public corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) the business combination is approved by the affirmative vote of the shareholders holding a majority of the voting power of all shares, excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder; or (iii) the business combination meets certain conditions relating to price and form of consideration.

      The Business Combinations Provision provides that the Business Combinations Committee shall be comprised of all of the “disinterested” directors (as defined below) of the issuing public corporation, except that if there are no disinterested directors the Board of Directors must select three or more disinterested persons to be committee members. For purposes of the Business Combinations Provision, an interested shareholder is defined to include (i) any person that is the owner of 10% or more of voting power of the outstanding shares of the issuing public corporation or (ii) any affiliate or associate of the issuing public corporation that at any time within the three-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the issuing public corporation. For purposes of the Business Combinations Provision, a director or person is deemed to be disinterested if the director or person is not an interested shareholder, an affiliate or associate of an interested shareholder or a present or former officer or employee of the issuing public corporation or of an affiliate or associate of the issuing public corporation or of the interested shareholder. An issuing public corporation may amend its articles of incorporation or bylaws, with the approval of shareholders holding a majority of the outstanding voting power of all shares, excluding shares beneficially owned by interested shareholder whose Share Acquisition Date is prior to the effective date of such amendment from the restrictions imposed under the Business Combinations Provision. The Company elected, pursuant to the approval of NZ’s shareholders on May 10, 1991, not to be governed by the Business Combinations Provision.

      Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any “business combination” (as defined) with an “interested stockholder” (as defined below) for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Delaware law does not impose any additional restrictions on business combination with interested stockholders following the end of such three-year period.

      Except as specified in the Delaware law, an interested stockholder is defined to include (i) any person that is the “owner” (as defined) of 15% or more of the outstanding voting stock of the corporation; or (ii) any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date. Under the Delaware law, the foregoing provisions do not apply to a corporation if its original certificate of incorporation contains a provision expressly electing not to be governed by such provisions. The Delaware Certificate excludes the Delaware Company from the restrictions imposed under Section 203 of the Delaware General Corporation Law.

      Compensation Agreements. Arizona law provides that during any tender offer or request or invitation for tenders of any class or series of shares of an issuing public corporation, the issuing public corporation may not enter into or amend agreements containing provisions that increase the current or future compensation of any officer or director of the issuing public corporation, other than routine increases in compensation or other routine compensation agreements undertaken in the ordinary course of the issuing public corporation’s business. Delaware law does not contain a similar provision.

      Control Share Acquisitions. Arizona law contains a provision (the “Control Share Acquisitions Provision”) that generally provides that if any person or group of persons (a “Purchasing Person”) acquires shares of an issuing public corporation that, when added to all other shares of the issuing public corporation beneficially owned by the Purchasing Person, would result in the percentage of the corporation’s voting power that the Purchasing Person is entitled to exercise, or direct the exercise, being increased above certain specified levels (one-fifth, one-third or a majority) of the shares of the corporation, then the Purchasing Person will not have the right to vote the shares in excess of that level, except for the election of directors (the “Excess Shares”) unless such voting rights are approved by the holders of a majority of the voting power of all shares, excluding all shares beneficially owned by the Purchasing Person or its affiliates or associates or by any officer or director of the issuing public corporation. In addition, unless otherwise provided in the articles of incorporation or in bylaws approved by the shareholders, the issuing public corporation may call for redemption of all but not less than all of the Excess Shares at a redemption price equal to the market value of the shares at the time the call of redemption is given if either (i) the Purchasing Person fails to deliver certain written information to the issuing public corporation by the tenth day after crossing the specified level; or (ii) the shareholders vote not to accord voting rights to such shares. The Purchasing Person must give the approvals described above each time such shareholders seeks to acquire the power to vote shares at the next level. The Company elected, pursuant to the approval of NZ’s shareholders on May 10, 1991, not to be governed by the Control Share Acquisition Provision. Delaware law does not contain a provision similar to the Control Share Acquisition Provision.

      Duties of Directors. Arizona law provides that, in discharging the duties of the position of director with respect to corporate takeovers, a director of an issuing public corporation must consider the long-term as well as the short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation. Delaware law does not contain such a provision.

      Issuance of Additional Shares. In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under Arizona law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

      It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company (“Delaware Preferred Stock”) remain to be fixed by the Board of Directors of the Delaware Company (the “Delaware Board”). Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

      The Board may also authorize the issuance of Delaware Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of Delaware Preferred Stock for the purpose of adopting a shareholder rights plan. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude stockholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company (“Delaware Common Stock”) or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote required for the proposed amendments.

      If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms that the Board of Directors deems to be in the best interests of the Delaware Company and its then existing stockholders.

      There can be no assurance that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require stockholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company’s stockholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Stockholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of the Delaware Company compared with the rights of shareholders of the Company.

Amendment of Bylaws

      The Arizona Bylaws may be repealed, altered or amended, and new Bylaws may be adopted, at any time, by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company. Bylaw provisions relating to (i) the calling of a special meeting of the shareholders or a special meeting of the Board, (ii) shareholder nominations or proposals, (iii) the number, classification or election of directors or (iv) supermajority approval or quorum requirements of the Board, or any committee thereof, cannot, however, be repealed, altered or amended without the affirmative vote of less than two-thirds of the entire Board of Directors.

      Upon the effectiveness of the proposed reincorporation, the Delaware Board will be able to make, alter, amend and repeal the Bylaws by a majority vote, except that a two-thirds supermajority vote will be required to amend or repeal certain anti-takeover provisions of the Delaware Bylaws. The Delaware Certificate and Delaware Bylaws require the affirmative vote of 66 2/3% of the outstanding common stock entitled to vote at an election of the Board of Directors for the stockholders to make, alter, amend or repeal the Bylaws.

Inspection of Shareholder Lists

      Arizona law provides that any shareholder of at least six months or the holder of a beneficial interest of 5% or more of the outstanding stock has a right to inspect the Company records, including shareholder lists. Arizona law also provides that any shareholder has a right to inspect the Company’s shareholder list in anticipation of a noticed shareholder meeting.

      Delaware law permits any stockholder of record to inspect the stockholder list for any purpose reasonably related to that person’s interest as a stockholder and, under certain circumstances, to inspect the books and records of the corporation.

Appraisal Rights

      Arizona law grants to shareholders the right to dissent in the case of (i) consummation of a plan of merger if the shareholder is entitled to vote on the merger or the corporation is a subsidiary that is merged with its parent, (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan, (iii) a sale or exchange by a corporation of all or substantially all of its property and assets not made in the usual and regular course of its business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of a sale be distributed to the shareholders in accordance with their respective interest within one year after the date of sale, (iv) an amendment of the articles of incorporation that materially adversely affects rights in respect of a dissenter’s shares, and (v) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides for dissenter’s rights. Notwithstanding the foregoing, unless the corporation’s articles of incorporation provide otherwise, the holders of shares listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 shareholders do not have the right to dissent from such corporation action.

      Delaware law grants appraisal rights only in the case of a merger or consolidation and not in the case of a sale or exchange of assets, regardless of the number of shares of stock being issued. Such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

      Delaware law does not provide stockholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock in exchange for assets or stock or in a merger with a subsidiary.

      Because the Company’s Common Stock is currently listed on the Nasdaq National Market, appraisal rights will not be available under Arizona law to the Company’s shareholders in connection with the reincorporation in Delaware.

Limitation of Share Repurchase

      Under Arizona law, an issuing public corporation may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of the issuing public corporation for more than the “average market price” (as defined) of the shares if the shares have been beneficially owned by the beneficial owner for less than three years unless either (i) the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of a majority in interest of the outstanding shares excluding shares beneficially owned by the beneficial owner, its affiliates or associates or by any officer or director of the issuing public corporation; or (ii) the issuing public corporation makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may by converted. Delaware law does not contain a similar provision.

Dividends and Redemptions

      Under Arizona law, the directors of every corporation are permitted, subject to the articles of incorporation, to make distributions to shareholders unless, after giving effect to such a distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution.

      Delaware law allows the payment of dividends out of surplus (including paid-in and earned surplus) or, in certain circumstances, out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so. Shares may be redeemed or repurchased out of surplus, or, in limited circumstances, out of capital.

Dissolution

      Under Arizona law, the board of directors shall recommend dissolution to the shareholders and the shareholders entitled to vote shall approve the proposal by a majority in interest of the outstanding shares unless the articles of incorporation requires a greater vote. The Arizona Articles do not require a greater vote.

      Under Delaware law, dissolution requires either the approval of the Board of Directors and a majority of the outstanding shares, or unanimous approval of the stockholders.

Federal Income Tax Consequences of the Reincorporation

      The reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder’s holding period with respect to the Delaware Company’s capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation. Shareholders are urged to consult their own tax advisors as to the federal, state, local and foreign tax consequences, if any, of the reincorporation.

Required Vote

      The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and Arizona and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the Arizona Business Corporation Act and the Delaware General Corporation Law. In addition, as they affect various rights of holders of shares, may be modified by provisions in the charter or bylaws of the corporation.

      The ratification of the change in the incorporation from Arizona to Delaware requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present and will have the effect of a vote against the reincorporation at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

THE SHAREHOLDERS VOTE FOR PROPOSAL 2

PROPOSAL THREE

THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has engaged Deloitte & Touche LLP as its principal independent public accountants to perform the audit of the Company’s financial statements for fiscal year 2002. Deloitte & Touche LLP audited the Company’s financial statements for its fiscal year ended December 31, 2001. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

      The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP can be found in the following sections of this proxy statement: “Board Committees and Meetings” and “Report of the Audit Committee.”

      The fees listed below are with respect to the work performed by Deloitte & Touche LLP for NZ prior to the merger and for the Company after the merger.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $188,577.

Financial Information Systems Design and Implementation Fees

      No services were performed by, or fees incurred to, Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2001 were $303,763, including audit related services of approximately $78,736 and non-audit services of $225,027. Audit related services generally include fees for merger-related accounting consultations. Non-audit related services included fees for tax consultation, tax preparation, and other consultations.

Change of Independent Accountants

      As a part of the merger with NZ, Lipid Sciences dismissed its independent accountants, Ernst & Young LLP, on November 15, 2001. The Board of Directors or Audit Committee did not specifically approve the dismissal, but the Board of Directors approved the merger with NZ, whose independent accountants, Deloitte & Touche LLP have continued in that role.

      Lipid Sciences believes there were no disagreements with Ernst & Young LLP within the meaning of Instruction 4 of Item 304 of Regulation S-K as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of Lipid Sciences’ financial statements for the period from inception (May 21, 1999) to December 31, 2000 or for any subsequent interim period, which disagreements if not resolved to its satisfaction would have caused Ernst & Young LLP to issue an adverse opinion or a disclaimer of opinion. Further, their report on the financial statements for the period from inception (May 21, 1999) to December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period from inception (May 21, 1999) and through the present, there have been no reportable events (as defined in Item 304 of Regulation S-K) with Ernst & Young LLP.

      Lipid Sciences has not consulted with any other independent accountants regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Lipid Sciences’ financial statements during the period from inception (May 21, 1999) through November 15, 2001.

Required Vote

      The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentations and broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the vote on this matter at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

THE SHAREHOLDERS VOTE FOR PROPOSAL 3

SHAREHOLDER PROPOSALS

      Proposals of shareholders of the Company which are intended to be presented at the Company’s 2003 Annual Meeting of Shareholders and included in the Company’s proxy soliciting material must be received by the Secretary of the Company, in accordance with rules of the Securities and Exchange Commission, no later than February 18, 2003.

      Proposals of shareholders of the Company which are intended to be presented at the Company’s 2003 Annual Meeting of Shareholders, but are not intended to be included in the Company’s proxy soliciting material, must be received by the Secretary of the Company no earlier than March 20, 2003 and no later than April 19, 2003 in the event that the Shareholders do not approve Proposal Two, or no earlier than                     , 2003 and no later than                     , 2003 in the event that the Shareholders approve Proposal Two.

2001 ANNUAL REPORT

      The Company’s 2001 Annual Report, including audited financial statements for the fiscal years ending December 31, 2001, 2000, and 1999, are being forwarded to each person who is a shareholder of record as of May 6, 2002, together with this proxy statement.

      A copy of the Company’s 2001 Annual Report on Form 10-K is available without charge to those shareholders who would like more detailed information concerning the Company. If you desire a copy of that document, please send a written request to Investor Relations, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566 (telephone: 925-249-4031).

THE BOARD OF DIRECTORS

Pleasanton, California

May      , 2002

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Appendix A

Proposed Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

OF

LIPID SCIENCES, INC.

(An Arizona Corporation)

And

LIPID SCIENCES, INC.

(A Delaware Corporation)

      THIS AGREEMENT AND PLAN OF MERGER, dated as of                     , 2002 (this “Agreement”) is between Lipid Sciences, Inc., an Arizona corporation (“Lipid-Arizona”), and Lipid Sciences, Inc., a Delaware corporation (“Lipid-Delaware”). Lipid-Arizona and Lipid-Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS:

      A.     Lipid-Arizona is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and, on the date of this Agreement, has authority to issue 85,000,000 shares, consisting of 75,000,000 shares Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. As of [                    ], 2002, [               ] shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

      B.     Lipid-Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue 85,000,000 shares, consisting of 75,000,000 shares Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value. As of the date hereof, and before giving effect to the transactions contemplated hereby, no shares of capital stock were issued and outstanding.

      C.     The Board of Directors of Lipid-Arizona has determined that, for the purpose of effecting the reincorporation of Lipid-Arizona in the State of Delaware, it is advisable and in the best interests of Lipid-Arizona that Lipid-Arizona merge with and into Lipid-Delaware upon the terms and conditions of this Agreement.

      D.     The respective Boards of Directors of Lipid-Delaware and Lipid-Arizona have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Lipid-Delaware and Lipid-Arizona hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.     MERGER

      1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Arizona Business Corporation Act, Lipid-Arizona shall be merged with and into Lipid-Delaware (the “Merger”), the separate existence of Lipid-Arizona shall cease and Lipid-Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Lipid Sciences, Inc.

      1.2 Filing and Effectiveness. The Merger shall not become effective until the following actions shall be completed:

(a) This Agreement and the Merger shall have been adopted and approved by the stockholders of Lipid-Arizona and the sole stockholder of Lipid-Delaware in accordance with the requirements of the Delaware General Corporation Law and the Arizona Business Corporation Act;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d) An executed counterpart of this Agreement and the Articles of Merger shall have been filed with the Corporation Commission of the State of Arizona. Within sixty days after the filing of the Articles of Merger, the Surviving Corporation shall publish a copy thereof and file a certification thereof with the Corporation Commission of the State of Arizona.

      The date and time when the Merger shall become effective as aforesaid, is herein called the “Effective Date of the Merger.”

      1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Lipid-Arizona shall cease and Lipid-Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Lipid-Arizona’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Lipid-Arizona in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Lipid-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Lipid-Arizona in the same manner as if Lipid-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the Arizona Business Corporation Act.

II.     CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      2.1 Certificate of Incorporation. The Certificate of Incorporation of Lipid-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.2 Bylaws. The Bylaws of Lipid-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3 Directors and Officers. The directors and officers of Lipid-Arizona immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III.     MANNER OF CONVERSION OF STOCK

      3.1 Lipid-Arizona Common Stock. Upon the Effective Date of the Merger, each share of Lipid-Arizona Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each share of Surviving Corporation Common Stock shall be subject to the same restrictions on sale or other transfer, if any, as the share of Lipid-Arizona Common Stock which was converted into and exchanged for such share of Surviving Corporation Common Stock.

      3.2 Lipid-Arizona Options, Warrants and Rights.

(a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Lipid-Arizona. Each outstanding and unexercised option, warrant or right for Lipid-Arizona Common Stock shall become an option, warrant or right for the Surviving Corporation’s Common Stock on the basis of one (1) share of the Surviving Corporation’s Common Stock for each share of Lipid-Arizona Common Stock issuable pursuant to any such option, warrant or right, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Lipid-Arizona option, warrant or right at the Effective Date of the Merger. There are no options, warrants, or rights for the Preferred Stock of Lipid-Arizona.

(b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants and rights equal to the number of shares of Lipid-Arizona Common Stock so reserved immediately prior to the Effective Date of the Merger.

      3.3 Stock Certificates. At and after the Effective Date, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Lipid- Arizona Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of the Surviving Corporation Common Stock into which the shares of Lipid-Arizona Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of the Surviving Corporation or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of the Surviving Corporation Common Stock evidenced by such outstanding certificate as provided above.

IV.     GENERAL

      4.1 Further Assurances. Lipid-Arizona agrees that if, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Lipid-Arizona, the Surviving Corporation and its officers and directors may execute and deliver all such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Lipid-Arizona or otherwise.

      4.2 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Lipid-Arizona or of Lipid-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Lipid-Arizona or by the sole stockholder of Lipid-Delaware, or both.

      4.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

      4.4 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.

      4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of Lipid Sciences, Inc., an Arizona corporation, and Lipid Sciences, Inc., a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

LIPID SCIENCES, INC.
an Arizona corporation

By:

Phil Radlick, Ph.D.
President and Chief Executive Officer

ATTEST:

Sandra Gardiner
Secretary

LIPID SCIENCES, INC.
a Delaware corporation

By:

Phil Radlick, Ph.D.
President and Chief Executive Officer

ATTEST:

Sandra Gardiner
Secretary

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

Appendix B

CERTIFICATE OF INCORPORATION

OF

LIPID SCIENCES, INC.

      First. The name of the corporation is Lipid Sciences, Inc.

      Second. The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Ste. 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      Third. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      Fourth.

A.     Capitalization.

      The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 85,000,000 shares, comprised of 75,000,000 shares of Common Stock with a par value of $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock with a par value of $0.001 per share (the “Preferred Stock”).

      A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

B.     Voting Rights.

      Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

C.     Preferred Stock.

      The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

      The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holder is required pursuant to the terms of any Preferred Stock designation.

      Fifth. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      A.     Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the board of directors of the corporation shall be determined by resolution of a majority of directors then in office. The board of directors shall be divided into three classes. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting of stockholders to be held in 2003, the directors first elected to Class II shall serve for a term ending at the annual meeting of stockholders to be held in 2004, and directors first elected to Class III shall serve for a term ending at the annual meeting of stockholders to be held in 2005. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The directors shall be elected at each annual meeting of the stockholders, but if any annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director.

      B.     Advance notice of nominations for the election of directors, other than by the board of directors or a committee thereof, shall be given in the manner provided by the Bylaws. Notwithstanding the foregoing, so long as Sun NZ, L.L.C., an Arizona limited liability company (“Sun NZ”), beneficially owns 500,000 shares of common stock (as adjusted for stock splits, stock dividends, stock recombinations and similar events relating to the corporation’s common stock) of the corporation (or its successor), Sun NZ shall have the right to nominate two persons for election as directors of the corporation (or its successor) if the entire board of directors consists of eight (8) or fewer persons, and if the board of directors consists of nine (9) or more persons, then Sun NZ shall have the right to nominate that number of persons representing one-third of the total number of directors serving on the board of directors of the corporation. If the foregoing computation results in Sun NZ having the right to nominate a fractional number of persons for election as directors of the corporation, the number of persons that Sun NZ shall be entitled to nominate shall be rounded down if the calculation results in a fraction of .50 or less, and rounded up if the calculation results in a fraction of .51 or more. Notwithstanding the foregoing, if Sun NZ owns less than 500,000 shares of common stock of the corporation but 250,000 or more shares of common stock of the corporation, adjusted as provided above, then Sun NZ will have the right to nominate one person for election as a director of the corporation (or its successor). The corporation will use its commercially reasonable efforts to take all such action to confirm the nomination and present the persons nominated by Sun NZ for election by the shareholders of the corporation (or its successor) by means of a vote of the shareholders at a meeting called for that purpose or consent of the shareholders in any solicitation on behalf of the corporation (or its successor) or of the then management of the corporation (or its successor).

      C.     Except as required by law or provided for by resolution of the board of directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, by a sole remaining director and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the board of directors may shorten the term of any incumbent director.

      D.     The board of directors of the corporation is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the board of shall require the approval of a majority of the total number of directors which the corporation would have if there were no vacancies; provided, however, that the affirmative vote of not less than two-thirds of the total number of directors which the corporation would have if there were no vacancies shall be required to repeal, alter or amend any Bylaw provision relating to (i) the calling of a special meeting of the stockholders or a special meeting of the board of directors, (ii) stockholder nominations or proposals, (iii) the number, classification or election of directors or (iv) supermajority approval or quorum requirements of the board, or any committee thereof, or to adopt any Bylaw provision inconsistent therewith. Notwithstanding the foregoing, the affirmative vote of not less than two-thirds of the total number of directors which the corporation would have if there were no vacancies shall be required to alter, amend or adopt any Bylaw provision inconsistent with or repeal Article IX of the Bylaws relating to amendments thereof. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law this Certificate of Incorporation or any preferred stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

      E.     Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

      F.     The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

      Sixth. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or classes of creditors, and/or of the stockholders or classes of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      Seventh. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of repeal or modification.

      Eighth.

A.     Right to Indemnification.

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

B.     Right to Advancement of Expenses.

      In addition to the right to indemnification conferred in Section A of this Article EIGHTH, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article EIGHTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.     Right of Indemnitee to Bring Suit.

      If a claim under Section A or B of this Article EIGHTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the corporation.

D.     Non Exclusivity of Rights.

      The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

E.     Insurance.

      The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.     Indemnification of Employees and Agents of the Corporation.

      The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

G.     Nature of Rights.

      The rights conferred upon indemnitees in this Article EIGHTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article EIGHTH that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

      Ninth. The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

      Tenth. The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

      Eleventh. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of this corporation may be called only by the Chairman of the Board or the President or by the board of directors pursuant to a resolution approved by a majority of the total number of directors which the corporation would have if there were no vacancies.

      Twelfth. The name and address of the incorporator are as follows:

David A. Charapp
4350 La Jolla Village Drive
7th Floor
San Diego, California 92122

Appendix C

LIPID SCIENCES, INC.

BYLAWS

ARTICLE I.

STOCKHOLDERS

Section 1.     Annual Meeting.

      (1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix.

      (2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this bylaw.

      (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (2) of this Section 1, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (z)(iii) of this paragraph (3), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 nor more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

      (4) Notwithstanding anything in the second sentence of paragraph (3) of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (5) Only such persons who are nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall be disregarded.

      (6) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (7) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.     Special Meetings: Notice.

      (1) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board or the President or by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies. Notice of every special meeting, stating the time, place, if any, and purpose, shall be given by mailing, postage prepaid, at least 10 but not more than 60 days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

      (2) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Section 3.     Notice of Meetings.

      Written notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.     Quorum.

      At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5.     Organization.

      Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.     Conduct of Business.

      The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.     Proxies and Voting.

      At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

      All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, rule or regulation, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.     Stock List.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting in the manner provided by law.

      The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II.

BOARD OF DIRECTORS

Section 1.     Number, Election and Term of Directors.

      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors of the Corporation shall be determined by resolution of a majority of directors then in office. The Board of Directors shall be divided into three classes. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting of stockholders to be held in 2003, the directors first elected to Class II shall serve for a term ending at the annual meeting of stockholders to be held in 2004, and directors first elected to Class III shall serve for a term ending at the annual meeting of stockholders to be held in 2005. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The directors shall be elected at each annual meeting of the stockholders, but if any annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director.

Section 2.     Newly Created Directorships and Vacancies.

      Except as required by law or provided for by resolution of the Board of Directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

Section 3.     Regular Meetings.

      Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.     Special Meetings.

      Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies, and shall be held at such place, if any, on such date, and at such time as they or he or she shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.     Quorum.

      At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date, or time, without further notice or waiver thereof.

Section 6.     Participation in Meetings By Conference Telephone.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.     Conduct of Business.

      At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the affirmative vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.     Powers.

      The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation’s business and affairs.

Section 9.     Compensation of Directors.

      Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at the meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE III.

COMMITTEES

Section 1.     Committees of the Board of Directors.

      The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.     Conduct of Business.

      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

OFFICERS

Section 1.     Generally.

      The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board.

Section 2.     President.

      The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.     Vice President.

      Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.     Chief Financial Officer.

      The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5.     Secretary.

      The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.     Delegation of Authority.

      The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 7.     Removal.

      Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 8.	Action with Respect to Securities of Other Corporations.

      Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V.

STOCK

Section 1.     Certificates of Stock.

      Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, if any, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.     Transfers of Stock.

      Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.     Record Date.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.     Lost, Stolen or Destroyed Certificates.

      In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.     Regulations.

      The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI.

NOTICES

Section 1.     Notices.

      If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2.     Waivers.

      A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VII.

MISCELLANEOUS

Section 1.     Facsimile Signatures.

      In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.     Corporate Seal.

      The Board of Directors may provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.     Reliance upon Books, Reports and Records.

      Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.     Fiscal Year.

      The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.     Time Periods.

      In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.     Right to Indemnification.

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.     Right to Advancement of Expenses.

      In addition to the right to indemnification conferred in Section 1 of this ARTICLE VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3.     Right of Indemnitee to Bring Suit.

      If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

Section 4.     Non Exclusivity of Rights.

      The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5.     Insurance.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.     Indemnification of Employees and Agents of the Corporation.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.     Nature of Rights.

      The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX.

AMENDMENTS

      In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the total number of directors which the Corporation would have if there were no vacancies; provided, however, that the affirmative vote of not less than two-thirds of the total number of directors which the Corporation would have if there were no vacancies shall be required to repeal, alter or amend any Bylaw provision relating to (i) the calling of a special meeting of the stockholders or a special meeting of the Board of Directors, (ii) stockholder nominations or proposals, (iii) the number, classification or election of directors or (iv) supermajority approval or quorum requirements of the Board, or any committee thereof, or to adopt any Bylaw provision inconsistent therewith. Notwithstanding the foregoing, the affirmative vote of not less than two-thirds of the total number of directors which the Corporation would have if there were no vacancies shall be required to alter, amend or adopt any Bylaw provision inconsistent with or repeal this Article IX. With respect to the powers of holders of capital stock to make, alter, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these Bylaws.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LIPID SCIENCES, INC.

    The undersigned hereby appoint(s) Barry D. Michaels and Sandra Gardiner, and each of them, with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of LIPID SCIENCES, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held on June 18, 2002, and at any adjournments or postponements thereof.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.

    LIPID SCIENCES, INC.’s Directors recommend a vote FOR the nominees in proposal 1, FOR the reincorporation in proposal 2, and FOR the independent accountants in proposal 3.

☒ Please mark your votes as in this example

1.	Election of Directors:

 ☐ FOR ALL                           ☐ WITHHELD ALL

Nominees:	Bill E. Cham, Ph.D., Frank M. Placenti, Gary S. Roubin, M.D., Ph.D.

FOR ALL, except vote WITHHELD from the following nominee(s):

2. Approval of Reincorporation in Delaware

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratification of Deloitte & Touche LLP as Independent Accountants for fiscal year ended December 31, 2002

☐ FOR	☐ AGAINST	☐ ABSTAIN

FOLD AND DETACH HERE

(continued from other side)

    This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND OTHER PROPOSALS LISTED ABOVE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

Signature(s)

Date

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.